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EXHIBIT 10.2

                                AMULET HOLDINGS
                                    LIMITED


August 30, 2004


Re: Seaside Registration rights agreement
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To:  The Directors at Galaxy Minerals, Inc.
     500 Park Ave. Suite 203
     Lake Villa IL. 60046 USA


Gentlemen,

We hereby undertake and confirm that subject to the successful liquidation of Seaside equities, Amulet agrees to provide $100,000 to Galaxy Minerals to be used specifically for the completion of the "Seaside Registration Rights agreement", attached hereto for purposes of record.

Amulet agrees to provide such monies as soon as practically possible. It is further agreed that Amulet will undertake to pay such penalties as referred in the attached agreement specifically 2(c) & 2(d).


Your faithfully,


/s/ Scott Goldstein   30th August 2004
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Scott Goldstein


Director and Authorized Signatory